Exhibit 10.2

Confidential Treatment Requested.

Confidential portions of this document have been redacted and have been separately filed with the Commission.

SECOND AMENDMENT TO LICENSE, DEVELOPMENT AND COMMERCIALIZATION AGREEMENT

THIS SECOND AMENDMENT (this “Amendment”) is made and entered into as of July 30, 2009 (the “Amendment Date”) by and between Vertex Pharmaceuticals Incorporated (“VERTEX”) and Mitsubishi Tanabe Pharma Corporation, as successor-in-interest to Mitsubishi Pharma Corporation (the successor, “MITSUBISHI”):

WHEREAS, VERTEX and MITSUBISHI are the parties to that certain License, Development and Commercialization Agreement dated effective as of June 11, 2004, as amended by the First Amendment dated July 27, 2004 and the letter dated December 9, 2004 (collectively the “Agreement”), with respect to, among other things, development and commercialization of VERTEX’s hepatitis C protease inhibitor known as VX-950, or telaprevir (hereinafter, “telaprevir”); and

WHEREAS, the Parties wish to amend the Agreement to reflect the matters that have arisen in the conduct of discussions between them;

NOW, THEREFORE, the Parties hereto hereby agree as set forth below.

1.  Definitions.

The terms defined in this Section 1 and parenthetically elsewhere, including in the “whereas” clauses, shall have the same meaning throughout in this Amendment.  Capitalized terms used in this Amendment without specific definition shall have the same meaning set forth in the Agreement.

1.1 “Drug Product” for purposes of this Amendment shall mean Drug Product incorporating telaprevir.

1.2  “Drug Substance” shall mean telaprevir manufactured in bulk form [***].

1.3 “Raw Materials” shall mean the materials incorporated into Drug Substance [***], which are set forth on Exhibit A.

1.4 [***].

2.  Payments to VERTEX.

2.1 Initial Payment by MITSUBISHI.  In consideration of the agreements between the Parties set forth in this Amendment, including but not limited to the agreement by VERTEX to provide clinical and CMC data as set forth in Articles 3 and 5 of this Amendment, MITSUBISHI shall pay to VERTEX (i) One Hundred and Five Million U.S. Dollars ($105,000,000) (“Initial Amount”) on August 12, 2009, and (ii) an

Information redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

additional payment, if any, in the amount and at the time set forth in Section 2.2 below, in each case by wire transfer to VERTEX’s designated bank account.

2.2  Additional Payment by MITSUBISHI.  MITSUBISHI shall make an additional payment to VERTEX in the amount as set forth in the table below [***].  MITSUBISHI shall make this additional payment to VERTEX, if required, within [***].  [***], MITSUBISHI shall make an additional payment to VERTEX in the amount of the difference between the amount of any payment previously made under this paragraph 2.2, and the amount set forth opposite [***], in such case within [***].

[***]	Payment to VERTEX (in U.S. dollars)
[***]	$15 million
[***]	[***]
[***]	[***]
[***]	[***]
[***]	$65 million

2.3 MITSUBISHI’s Audit Right.

(a) VERTEX shall keep accurate records of the telaprevir development costs in the VERTEX Territory and shall permit MITSUBISHI to verify the amounts of such costs as provided in this Section 2.3.  MITSUBISHI may exercise, at its option, such right of inspection and audit by giving VERTEX a written notice any time after the Amendment Date, provided that any such audit and inspection shall be completed in their entirety on or before July 30, 2010 and any payment to MITSUBISHI under Section 2.3(d) below shall be made on or before October 31, 2010.  This right of inspection and audit may be exercised by MITSUBISHI one time only.

(b) Upon such notice from MITSUBISHI provided at least [***] before commencement of an audit under Section 2.3(a) above, VERTEX shall permit an independent accounting firm of national prominence selected by MITSUBISHI and approved by VERTEX, which approval shall not be unreasonably withheld or delayed, to have such access, during normal business hours and for not more than [***], to VERTEX records as is reasonably necessary to verify the accuracy of VERTEX’s costs to develop telaprevir for combination therapy incurred on or before December 31, 2008 (the “Cost Measurement Date”) set forth on Exhibit B attached hereto.  The records to be provided hereunder shall be limited to VERTEX records that are not subject to confidentiality obligations to Third Parties.  The Parties acknowledge and agree that the amounts payable by MITSUBISHI under this Section 2 have been determined taking into

Information redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

consideration VERTEX’s costs to develop telaprevir for combination therapy set forth on Exhibit B attached hereto.

(c) Any report prepared by such independent accounting firm, a copy of which shall be sent or otherwise provided to VERTEX at the same time it is provided to MITSUBISHI, shall contain the conclusions of such independent accounting firm regarding the audit and will specify in detail the discrepancies between the costs set forth on Exhibit B, and those determined in the audit.

(d) If the independent accounting firm’s report shows that VERTEX’s costs to develop telaprevir for combination therapy incurred on or before the Cost Measurement Date were [***], VERTEX shall refund to MITSUBISHI [***].  This adjustment to be repaid to MITSUBISHI, if any, pursuant to this Section 2.3(d) shall be the sole remedy for breach by VERTEX of the representation set forth in Section 13(a) of this Amendment.

(e) The costs incurred in the conduct of any audit under this Section 2.3 shall be borne exclusively by MITSUBISHI, provided that, if the adjustment is made as a result of the audit findings pursuant to subsection (d) above, VERTEX shall reimburse MITSUBISHI for the reasonable costs and expenses of the audit.

3.  MITSUBISHI Use of VERTEX Combination Therapy Clinical Data.  On the Amendment Date, VERTEX shall provide to MITSUBISHI the clinical study reports for any telaprevir combination clinical trials that are complete[***].  VERTEX shall provide MITSUBISHI with any and all data to be provided pursuant to Sections 3.5.1(b) and 3.5.2(b) of the Agreement, including clinical data from VERTEX’s or VERTEX Licensees’ clinical investigation of telaprevir combination therapy, to the extent required or useful for or in connection with obtaining and maintaining the Regulatory Approval in the Territory [***], provided that VERTEX shall not be required to provide clinical data generated on or after the date that the first Regulatory Approval for telaprevir in Japan is obtained[***], as of the Amendment Date.  Subject to the provisions of Section 3.7 of the Agreement and the terms of this Amendment, MITSUBISHI shall be entitled to receive, use, handle or refer to, for any and all purposes permitted under the Agreement, in the Territory, any and all such data at any time.  Such data provided to MITSUBISHI by VERTEX shall include, but not be limited to, data and information derived from the clinical trials listed in Exhibit C attached hereto.  VERTEX’s obligations under Sections 3.5.1(b) and 3.5.2(b) of the Agreement shall be satisfied in full upon delivery of the data described in this Section 3.  Notwithstanding the foregoing, (i) VERTEX shall not be required to provide data or information deriving from [***]; and (ii) VERTEX shall not be required under any circumstances to provide data or information from any studies [***].

4.  Supply of Telaprevir.

4.1 VERTEX Supply Agreements.  The commercial supply agreement and quality agreements of even date herewith between the Parties satisfy the obligations of the Parties related to entering into the Commercial Supply Agreement set forth in Section 4.2 of and referred to elsewhere in the Agreement.  The commercial supply agreement and

Information redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

quality agreements, together with the Development Supply Agreement dated April 28, 2005 between the Parties (collectively “VERTEX Supply Agreements”), shall reflect VERTEX’s only obligations to supply Bulk Drug Substance[***], or Drug Product (or any other material incorporating telaprevir as the active pharmaceutical ingredient) to MITSUBISHI, at any time and for any purpose from and after the Amendment Date.

4.2   MITSUBISHI to Supply after Termination of VERTEX Supply Agreements.  Upon the termination of all of the VERTEX Supply Agreements, MITSUBISHI shall have the sole responsibility under the Agreement, at its expense, for the manufacture of all Raw Materials, Drug Substance [***] to meet its, its Affiliates’ and its sublicensees’ requirements in connection with the development and commercial sale of the Drug Product in the Territory and VERTEX shall have no further obligation to provide information or notice or copies of regulatory correspondence or filings under Section 3.6.2 of the Agreement or otherwise, to the extent that such information, correspondence or filings pertain to drug substance or formulation of Drug Product other than in the form currently being supplied by VERTEX under the VERTEX Supply Agreements.

4.3   Manufacturing License under the VERTEX Technology.  VERTEX hereby grants to MITSUBISHI a nonexclusive license (or sublicense, as appropriate) under the VERTEX Technology, with the right to sublicense, to manufacture and have manufactured Drug Substance, Raw Materials [***] in and outside of the Territory to the extent required for MITSUBISHI to use, sell, have sold, offer to sell and import Drug Products in the Territory in the Field of Use.

5.  VERTEX Assistance/Technical Transfer.

(a) VERTEX shall complete the transfer of VERTEX Technology relating to the manufacture [***] (including all VERTEX Technology applicable to manufacture of Raw Materials and Drug Substance) to MITSUBISHI immediately following the Amendment Date.  During such transfer, VERTEX shall provide MITSUBISHI with the information and data relating to the manufacture of [***], Raw Material and Drug Substance, which information and data shall include, but not be limited to, the information and data as of the Amendment Date as listed in Exhibit D attached hereto.

(b) From and after the Amendment Date until, at the latest, the termination of the VERTEX Supply Agreements, VERTEX shall facilitate discussions between MITSUBISHI and Third Party suppliers, including suppliers of Raw Materials, Drug Substance [***], directed toward the establishment of a direct contractual relationship between MITSUBISHI and such suppliers [***].  In connection therewith, VERTEX shall permit MITSUBISHI to take a technical review at the site of each of the Third Party suppliers of Raw Materials, in each case at a time and place that is reasonably acceptable to MITSUBISHI and each such supplier.

(c) VERTEX shall provide to MITSUBISHI the technical support reasonably necessary to enable MITSUBISHI to exploit the VERTEX Technology in order to manufacture Raw Materials, Drug Substance [***], provided, however, that VERTEX’s obligation to provide such technical support shall terminate no later than the date of

Information redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

expiration or termination of the VERTEX Supply Agreements.  MITSUBISHI shall bear the reasonable out-of-pocket costs incurred by VERTEX for VERTEX’s technical assistance. Such VERTEX Technology shall be delivered to MITSUBISHI in such a way as to communicate it to MITSUBISHI promptly, effectively and economically.

(d)  During the term of the VERTEX Supply Agreements, both Parties agree to hold meetings to exchange information relating to manufacture and supply of Raw Materials, Drug Substance [***], at such frequency and location as the Parties may agree.

(e) [***].

6.    [***].    MITSUBISHI agrees that it shall, and it shall cause its suppliers to, prepare [***] strictly in accordance with technical procedures provided to MITSUBISHI by VERTEX.  Notwithstanding the foregoing, MITSUBISHI may make minor changes to the Drug Product formulation to [***], bioequivalence is proven and there is no potential material adverse effect on the market for the Drug Product.  With respect to any such changes in Drug Product formulation permitted above, at the time any such project is officially authorized for development, MITSUBISHI shall deliver to VERTEX any and all relevant CMC development and clinical plans, and any subsequently generated data and information.  VERTEX shall have the right, at its option, to make comments on any such plans, data and information and MITSUBISHI shall consider VERTEX’s comments, if any, in good faith.  The technical procedures to be provided shall be those applicable to the production of Drug Product in the form to be supplied by VERTEX under the Commercial Supply Agreement.

7.   Deletion of Agreement Provisions.  MITSUBISHI shall not owe or pay any royalties to VERTEX for Net Sales of Drug Products in the Territory.  Sections 3.3.2, 3.3.3, 3.4, 4.1, 4.2, 4.3, 4.4, 6.3, 6.4, 6.5.1, 6.5.2 and 6.5.3, and the second and third sentences and the last two sentences of Section 3.3.1 of the Agreement are deleted from the Agreement in their entirety as of the Amendment Date.  Section 6.5.4 of the Agreement shall be amended to delete “(ii) amounts due VERTEX under Sections 6.5.1 or 6.5.2 hereof with respect to such Net Sales, and the basis for calculating those amounts due;”.   The Parties shall have no further obligations or liabilities to one another under any of the provisions of the Agreement that are deleted hereby, and release one another from all claims or causes of action that may previously have arisen under any such deleted provision or provisions.

8.  JDC Participation Not an Obligation; No Breach. The appointment of any members of the JDC and participation in the JDC at any time after MITSUBISHI obtains Regulatory Approval in Japan is a right of VERTEX and not an obligation.  VERTEX will be free to determine whether or not to appoint members to the JDC after MITSUBISHI obtains Regulatory Approval in Japan.  If VERTEX does not appoint members of the JDC, it will not be a breach of this Agreement, nor will any consideration be required to be returned; MITSUBISHI will keep VERTEX reasonably informed on a timely basis of its progress and activities as if it were providing such information to the JDC; and any matters that would otherwise be referred to the JDC pursuant to this

Information redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

Agreement may be referred directly to the Joint Steering Committee pursuant to Section 10.2.1 of the Agreement.

9.  Patient Safety.  The Parties acknowledge and agree that the Safety Data Exchange Agreement dated July 27, 2007 among the Parties and Janssen Pharmaceutica NV (“Safety Data Exchange Agreement”), shall remain in full force and effect and that the provisions of this Amendment shall in no way limit the exchange of patient safety information between the Parties.

10.  Parallel Importation.  The Parties recognize that customers or other Third Parties may import Drug Products purchased in the Territory for use outside the Territory and vice versa.  If such activity materially distorts the aggregate relative benefit to the Parties that otherwise would prevail if those Drug Products were sold by VERTEX directly outside the Territory or by MITSUBISHI directly in the Territory, then the Parties shall establish an equitable mechanism to offset the economic effect of any such sales, to the extent it is possible and legally permissible to do so.  MITSUBISHI shall use commercially reasonable efforts to take all legally permissible steps necessary to prevent any Drug Product manufactured for sale in the Territory from being distributed or sold outside the Territory.  MITSUBISHI shall notify VERTEX if it becomes aware of the exportation of Drug Product from its Territory.  VERTEX shall use commercially reasonable efforts to take all legally permissible steps necessary to prevent any Drug Product manufactured for sale in the VERTEX Territory from being distributed or sold in the Territory.  VERTEX shall notify MITSUBISHI if it becomes aware of the exportation of Drug Product from VERTEX Territory.

11.  [***].

12.  [***].

13.  Representations and Warranties by VERTEX.  VERTEX hereby represents and warrants, in addition to those representations and warranties made in Section 8.1 of the Agreement (which were made as of the Effective Date of the Agreement, and which expressly are not made again effective as of the Amendment Date), that:

(a) Exhibit B accurately sets forth the amount of costs and expenses incurred (with respect to those already actually incurred up to the Cost Measurement Date) and reasonably estimated to be incurred (with respect to those to be incurred on and after the Cost Measurement Date) by or on behalf of VERTEX and/or VERTEX Licensee for the development activities for Combination Therapy with telaprevir in the VERTEX Territory;

(b) all the information disclosed or to be disclosed by VERTEX to MITSUBISHI hereunder relating to the VERTEX Technology is or will be accurate in all material respects and constitutes all material information owned or Controlled by VERTEX with respect to the manufacture of Raw Materials, Drug Substance [***];

(c) the technical support provided or to be provided by VERTEX to MITSUBISHI pursuant to Section 5(c) of this Amendment is all of the support that

Information redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

is reasonably necessary to enable MITSUBISHI to exploit the VERTEX Technology in order to manufacture Raw Materials, Drug Substance [***]; and

(d) VERTEX has provided MITSUBISHI with true, complete and correct copies of each of the agreements between VERTEX and any Third Party supplier in the VERTEX supply chain for telaprevir;

(e) as of the Amendment Date, except as disclosed in writing between the Parties, VERTEX is not aware of any issued patents or pending patent applications of a Third Party that, if issued, would be infringed by the manufacture, use and import of Raw Materials, Drug Substance [***].

14.  Continuation of the Agreement except as Amended.  Except as amended and supplemented hereby, all the other terms and conditions of the Agreement shall remain in full force and effect and shall apply to this Amendment.

[Signature Page Follows]

Information redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed and delivered by their duly authorized representatives as of the day and year first written above.

VERTEX PHARMACEUTICALS INCORPORATED

By:	/s/ Matthew W. Emmens
Name:	Matthew W. Emmens
Title:	President, Chairman and CEO

MITSUBISHI TANABE PHARMA CORPORATION

By:	/s/ Michihiro Tsuchiya
Name:	Michihiro Tsuchiya
Title:	President and Representative Director; Chief Executive Officer

Exhibit A: Raw Materials

Exhibit B: Telaprevir Combination Therapy Development Costs in the VERTEX Territory

Exhibit C: Clinical Trials for which Data is to be provided to MITSUBISHI

Exhibit D: Information and Data contained in VERTEX Technology as of Amendment Date

Information redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

Exhibit A: Raw Materials

[***]

Information redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

Exhibit B: Telaprevir Combination Therapy Development Costs in the VERTEX Territory

[***]

Information redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

Exhibit C: Clinical Trials for which Data is to be provided to MITSUBISHI

[***]

Information redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

Exhibit D: List of Information and Data contained in VERTEX Technology as of Amendment Date

[***]